UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 14, 2007
Date of Earliest Event Reported: November 8, 2007

ProElite, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	333-145694	22-3161866
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12121 Wilshire Boulevard, Suite1001 Los Angeles, CA 90025		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(310) 526-8700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Agreement.

Effective November 8, 2007, ProElite, Inc., a New Jersey corporation (the “Company”) entered into a letter agreement (the “Agreement”) with IMG Media Ltd. (“IMG”), dated as of October 22, 2007, pursuant to which the Company engaged IMG as its exclusive sales agent worldwide (excluding the United States of America) and as its exclusive media consultant worldwide (excluding the United States of America, Japan, South Korea and Latin America) for a term ending on December 31, 2010. IMG is entitled to receive between 30% to 35% in commissions based on the actual license fees received by the Company under license agreements with third parties (this does not include license fees received by the Company under already existing license agreements in the United States of America, Japan, South Korea and Latin America). If the license fees received by the Company during the term exceed $6 million, the Agreement will be automatically extended upon the terms and conditions of the Agreement for three additional calendar years at the conclusion of the original term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROELITE, INC.

Date: November 14, 2007	By:	/s/ EDWARD HANSON
Edward Hanson, Chief Financial Officer